Exhibit 16.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle, Suite C
IRVINE, CALIFORNIA, U.S.A.  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com

January 6, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Registrant dated December 31, 2009.  We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ John Kinross-Kennedy
_______________________________
John Kinross-Kennedy, CPA